SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event report): September 17, 2004

AMS HEALTH SCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

OKLAHOMA (State or Other Jurisdiction of Incorporation or Organization)	001-13343 (Commission File Number)	73-1323256 (IRS Employer Identification Number)

711 NE 39th Street, Oklahoma City, OK 73105
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (405) 842-0131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐     Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Information To Be Included in the Report

ITEM 1.01. Entry into a Material Definitive Agreement.

     On September 17, 2004, AMS Health Sciences, Inc. filed a press release announcing the purchase of additional office and warehouse space for a cash price of $525,000. The press release is attached hereto as exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits

99.1	Press release dated September 17, 2004

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AMS HEALTH SCIENCES, INC. REGGIE COOK
By:	Reggie Cook
Chief Financial Officer

Date: September 17, 2004

EXHIBIT INDEX

Exhibit
No.	Description	Method of Filing
99.1	Press release dated September 17, 2004	Filed herewith